UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2007

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amendment of Certain Option Agreements
On April 6, 2007, the Compensation Committee of the Board of Directors of Atmel Corporation (the “Company”) approved an amendment (collectively the “Amendments”) to certain stock option agreements (the “Applicable Option Agreements”) issued pursuant to the Company’s 1996 Stock Plan that were scheduled to expire beginning April 2007. As previously disclosed, while the Company is not current in its reporting obligations under the Securities Exchange Act of 1934 (the “SEC Blackout”), the Company has suspended the issuance and sale of shares of its common stock upon exercise of stock options pursuant to its registration statements on Form S-8 filed with the Securities and Exchange Commission. The Applicable Option Agreements, which may not be exercised during the SEC Blackout, would otherwise expire during the SEC Blackout. The Amendments provide that the term of the Applicable Option Agreements shall be extended such that such agreements will expire upon the later of (i) the expiration of the original exercise period, or (ii) 30 days after the earliest date upon which the option may be exercised without violating applicable securities laws. Bernard Pruniaux and Steve Schumann, who are executive officers of the Company, hold Applicable Option Agreements that have been amended as described above.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION
Date: April 12, 2007	By:	/s/ Robert Avery
Robert Avery
Vice President Finance and Chief Financial Officer